EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-0064895) pertaining to The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. including our report dated May 30, 2003 with respect to the financial statements and supplemental schedule of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Orange County, California
June 24, 2003

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